Exhibit 99.1

Contact Information:

CCG Investor Relations                                                                                                  Perini Corporation
10960 Wilshire Boulevard                                                                                                73 Mount Wayte Ave.
Suite 2050                                                                                                                           Framingham, MA 01701
Los Angeles, California 90024                                                                                        (508) 628-2295
(310) 231-8600 ext. 103                                                                                                      Michael E. Ciskey, Vice President &
Crocker Coulsen, President                                                                                                  Chief Financial Officer

FOR IMMEDIATE RELEASE

Perini Corporation Announces Q3 2005 Results

Q3 diluted EPS of $0.22 and net income of $6.0 million Record backlog of $3.33 billion, up 189% from year end Initiates diluted EPS guidance for 2006 of $1.30 to $1.45

Framingham, MA - November 3, 2005 - Perini Corporation (NYSE: PCR), a leading building, civil construction and construction management company, today reported results for the third quarter ended September 30, 2005.

Third Quarter Results
Net income was $6.0 million for the third quarter of 2005, as compared to third quarter net income of $6.4 million in 2004. Diluted earnings per common share were $0.22 for the third quarter of 2005, as compared to $0.25 for the third quarter of 2004.

Revenues from construction operations were $380.3 million for the third quarter of 2005, compared to revenues of $467.7 million reported for the third quarter of 2004.

The third quarter of 2005 operating results reflect a decrease in revenues, most notably in the building segment, due primarily to the shift in timing of new work awards in the hospitality and gaming markets into later in 2005 and 2006. This decrease was offset by higher gross margins experienced by all of the Company's business segments. Also, general and administrative expenses increased for the third quarter of 2005 from the comparable period in 2004 due to the inclusion of Cherry Hill Construction, Inc. acquired in January 2005 and an increase in compensation expense relating to the amortization of certain restricted stock awards granted in the second half of 2004.

Robert Band, President and Chief Operating Officer, stated that, "We are pleased to report a profitable performance for the third quarter of 2005. We have continued to convert the pending awards and new work opportunities to contracts achieving a record backlog of $3.33 billion, which represents a 189% increase in backlog of work on hand as compared to December 31, 2004. In addition to the $1.94 billion of new awards added during the third quarter of 2005, the Company recently announced the award of the $463 million expansion of the Foxwoods Resort Casino. We continue to work closely with MGM Mirage to finalize the construction plans and contracts for Project CityCenter in Las Vegas, which would add in excess of $3.0 billion if signed into backlog. Given the strong internal growth along with the recent acquisitions of Cherry Hill Construction and Rudolph and Sletten, we are anticipating a strong fourth quarter of 2005."

Nine Month Results
For the first nine months of 2005, net income was $18.0 million, as compared to $29.8 million for the first nine months of 2004. Diluted earnings per common share were $0.66 for the first nine months of 2005, as compared to $1.16 for the first nine months of 2004. The results for the first nine months of 2004 reflect a lower than normal tax rate due to the realization of a portion of the federal tax benefit not recognized in prior years.

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November 3, 2005                                                                               Perini Q3 Results                                                                               Page 2

Assuming an effective income tax rate of 39%, pro forma net income for the nine months ended September 30, 2004 would have been $21.2 million. Similarly, pro forma diluted earnings per common share for the nine months ended September 30, 2004 would have been $0.81. Please refer to Table 1 at the end of this press release for a reconciliation of reported net income in accordance with generally accepted accounting principles to pro forma net income.

Revenues from construction operations totaled $1,130.3 million for the first nine months of 2005, compared to revenues of $1,443.9 million reported for the first nine months of 2004.

Backlog at $3.33 Billion
The backlog of uncompleted construction work at September 30, 2005 was $3.33 billion, a 189% increase compared to $1.15 billion at December 31, 2004. The September 30, 2005 backlog includes new contract awards added during the third quarter of 2005 totaling $1.94 billion and including approximately $1.54 billion of hotel and casino work in Las Vegas, $185 million of additional work in Iraq, $65 million of bridge rehabilitation work in New Jersey, and $66 million of other civil projects in the mid-Atlantic region. The $3.3 billion in backlog at September 30, 2005 excludes the recently announced $463 million contract for the expansion of the Foxwoods Resort Casino in southeastern Connecticut, the previously announced award of Project CityCenter in Las Vegas with an estimated value in excess of $3.0 billion for which contracts have not been signed and the estimated $945 million in the backlog of Rudolph and Sletten. Adjusted for these items and assuming the contracts for Project CityCenter are signed, the Company's backlog as of September 30, 2005 would have been approximately $7.7 billion.

Financial Condition Remains Strong in 2005
The Company's financial condition remained strong at September 30, 2005. Working capital increased from $178.0 million at December 31, 2004 to $183.0 million at September 30, 2005. The Company's solid base of shareholders' equity totaling $195.9 million at September 30, 2005 and the financial strength of the Company's balance sheet and availability under its amended credit facility adequately supports Perini's growing backlog.

Outlook
As a result of the strong contract awards received in the third quarter of 2005 the Company affirms previously released 2005 revenue guidance in the range of $1.5 to $1.6 billion and narrows the diluted earnings per share guidance to $0.95 to $1.05. The diluted earnings per share guidance does not include the expected favorable impact of approximately $0.09 per share from the settlement with certain holders of our $21.25 Preferred Stock.

Looking ahead to 2006, as a result of the new and pending awards and the acquisition of Rudolph and Sletten, the Company expects a strong contribution from its building segment. In addition, the Company anticipates continued improvement from its civil segment and another year of profitable operations from its management services segment. The Company's initial guidance for 2006 revenues is in the range of $2.6 to $2.8 billion with diluted earnings per share ranging from $1.30 to $1.45.

About Perini Corporation
Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures.

We offer general contracting, preconstruction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including sitework, concrete forming and placement and steel erection. We are known for our hospitality and gaming industry projects, sports and entertainment, educational, and healthcare facilities as well as large and complex civil construction projects and construction management services to U.S. military and government agencies.

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November 3, 2005                                                                               Perini Q3 Results                                                                               Page 3

Non-GAAP Measures
To supplement our unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, we sometimes use non-GAAP measures of net income, earnings per share and other measures that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the indicators management uses as a basis for evaluating our financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or earnings per share prepared in accordance with GAAP.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's ability to successfully and timely complete construction projects, the ability of the Company to convert MGM Project CityCenter and other pending awards to backlog, the Company's ability to successfully complete the integration of Rudolph and Sletten, the risk that the Company will incur unanticipated costs related to the acquired operations or not realize expected revenues, synergies and cost savings, the potential delay, suspension, termination, or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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November 3, 2005                                                                               Perini Q3 Results                                                                               Page 4

                                       Perini Corporation (NYSE)
                                    Summary of Consolidated Earnings
                                              (Unaudited)
                                       (In Thousands of Dollars)

                                                        For the Three Months      For the Nine Months
                                                         Ended Sept. 30,            Ended Sept. 30,
                                                      ----------------------   --------------------------
                                                        2005        2004          2005          2004
                                                      ----------  ----------   -----------   ------------
Construction Revenues:
   Building                                           $ 246,976   $ 346,602    $  719,415    $ 1,008,112
   Civil                                                 77,860      46,665       191,956        110,470
   Management services                                   55,478      74,476       218,880        325,273
                                                      ----------  ----------   -----------   ------------
TOTAL CONSTRUCTION REVENUES                           $ 380,314   $ 467,743    $ 1,130,251   $ 1,443,855
                                                      ==========  ==========   ===========   ============

Gross profit                                          $  24,872   $  23,633    $   72,211    $    70,892
General and administrative expenses                      14,710      12,912        40,982         31,720
                                                      ----------  ----------   -----------   ------------
Income from construction operations                      10,162      10,721        31,229         39,172
Other income (expense), net                                  29        (688)         (638)        (3,939)
Interest expense                                           (418)       (198)       (1,091)          (506)
                                                      ----------  ----------   -----------   ------------
Income before income taxes                                9,773       9,835        29,500         34,727
Provision for income taxes (a)                           (3,821)     (3,405)      (11,538)        (4,900)
                                                      ----------  ----------   -----------   ------------
NET INCOME                                            $   5,952   $   6,430    $   17,962    $    29,827

Less:  Dividends accrued on Preferred Stock                (297)       (297)         (891)          (891)
                                                      ----------  ----------   -----------   ------------
Total available for common stockholders               $   5,655   $   6,133    $   17,071    $    28,936
                                                      ==========  ==========   ===========   ============

BASIC EARNINGS PER COMMON SHARE                       $    0.22   $    0.26    $     0.67    $      1.24
                                                      ==========  ==========   ===========   ============

DILUTED EARNINGS PER COMMON SHARE                     $    0.22   $    0.25    $     0.66    $      1.16
                                                      ==========  ==========   ===========   ============

Weighted average common shares outstanding:
   Basic                                                 25,541      23,906        25,392         23,376
   Effect of dilutive stock options, warrants and
     restricted stock units outstanding                     495       1,006           623          1,550
                                                      ----------  ----------   -----------   ------------
   Diluted                                               26,036      24,912        26,015         24,926
                                                      ----------  ----------   -----------   ------------

(a) The lower-than-normal tax rate reflected in the provision for income taxes for the nine months ended September 30, 2004 is due to the realization of a portion of the federal tax benefit not recognized in prior years due to certain accounting limitations.

                                                           September 30,      December 31,
                                                               2005               2004
                                                          ----------------   ---------------
          Total assets                                       $ 618,013         $ 654,265
          Working capital                                    $ 183,021         $ 178,029
          Long-term debt, less current maturities            $  17,429         $   8,608
          Stockholders' equity                               $ 195,936         $ 174,034

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November 3, 2005                                                                               Perini Q3 Results                                                                               Page 5

                              Perini Corporation (NYSE)
                                       Table 1
                       Reconciliation of Reported Net Income to
                               Pro Forma Net Income (A)
                                     (Unaudited)
                              (In Thousands of Dollars)

                                                                         Nine Months
                                                                            Ended
                                                                       Sept. 30, 2004
                                                                       ----------------
Reported net income                                                        $ 29,827
Plus:  Provision for income taxes                                             4,900
                                                                       ----------------
Income before income taxes                                                   34,727
Provision for income taxes assuming a 39% effective rate                     13,544
                                                                       ----------------
Pro forma net income                                                       $ 21,183

Less: Dividends accrued on Preferred Stock                                     (891)
                                                                       ----------------
Pro forma total available for common stockholders                          $ 20,292
                                                                       ================

Pro forma basic earnings per common share                                  $   0.87
                                                                       ================

Pro forma diluted earnings per common share                                $   0.81
                                                                       ================

Weighted average common shares outstanding:
   Basic                                                                     23,376
   Effect of dilutive stock options, warrants and
      restricted stock units outstanding                                      1,550
                                                                       ----------------
   Diluted                                                                   24,926
                                                                       ----------------

(A) The calculation of pro forma net income and pro forma earnings per common share assumes an effective tax rate of 39% which more closely approximates the Company's effective tax rate on a prospective basis.

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